UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Real Goods Solar, Inc. (the “Company”) is filing the following information as definitive additional materials with respect to the Company’s 2013 annual meeting of shareholders originally convened on December 4, 2013. On October 18, 2013, the Company filed a Definitive Proxy Statement on Schedule 14A and a Notice of Internet Availability of Proxy Materials with the Securities and Exchange Commission.

On December 4, 2013, the Company convened its 2013 annual meeting of shareholders. However, only 48.15% of the shares of the Company’s Class A common stock entitled to vote were present in person or by proxy at the meeting, resulting in a quorum of a majority of the shares entitled to vote at the meeting not being present. Accordingly, the Company adjourned the 2013 annual meeting of shareholders in accordance with the terms of the Company’s bylaws until December 18, 2013 at 8:00 a.m. Mountain Time at the Company’s offices located at 833 W. South Boulder Road, Louisville, Colorado 80027 to allow the Company additional time to solicit the remaining votes necessary to achieve a quorum for the meeting.

The Company plans to send the attached form of letter to certain of its shareholders who have not yet submitted proxies for the 2013 annual meeting of shareholders.

Dear Real Goods Solar, Inc. Shareholder:

On behalf of the board of directors and management team of Real Goods Solar, Inc. (“we”, “us”, “our”, or “Real Goods Solar”), we have enclosed another copy of your 2013 annual meeting proxy card and voting instructions.

The Real Goods Solar annual meeting of shareholders convened on December 4, 2013; however at the time of the meeting only 48.15% of the shares entitled to vote had voted, leaving us just shy of the 50.01% requirement to achieve a quorum for the meeting. Accordingly, the 2013 annual meeting of shareholders was adjourned and will be reconvened on December 18, 2013 at 8:00 a.m. Mountain Time at our offices located at 833 W. South Boulder Road , Louisville, Colorado 80027.

At the reconvened annual meeting, our shareholders will be asked: (i) to elect seven directors of Real Goods Solar, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) to approve, on an advisory basis, named executive officer compensation, (iii) to consider an advisory vote on the frequency of future votes to approve named executive officer compensation, and (iv) to transact such other business as may properly be brought before the annual meeting. Our board of directors recommends a vote “FOR” the election of the nominees for directors of our company listed below, “FOR” advisory approval of the resolution set forth in Proposal 2, and “FOR” the holding of future advisory votes to approve named executive officer compensation every three years.

Your vote is very important. Whether or not you expect to attend the reconvened annual meeting, we urge you to vote your shares as promptly as possible by following the enclosed voting instructions, so that your shares may be voted in accordance with your wishes.

Please use the enclosed instructions to vote through the Internet or by telephone. You may also please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Sincerely,

Kam Mofid

Chief Executive Officer

Real Goods Solar, Inc.